EXHIBIT 5.1

LAW OFFICES

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, New York, 11803

TELEPHONE: (516) 422-6285

FACSIMILE: (516) 422-6286

E-MAIL: jstein@jmslg.com

June 7, 2021

Singlepoint Inc.

2999 North 44th Street Suite 530

Phoenix, AZ

Re:	Registration Statement on Form S-1 for Singlepoint Inc.

Ladies and Gentlemen:

We have acted as outside securities counsel to Singlepoint Inc. (the “Company”), a corporation incorporated under the laws of the State of Nevada, in connection with the filing, on or about the date of this letter, of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) of up to 14,500,000 shares of the Company’s common stock (the “Registered Shares”).

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of the Company that we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Shares in accordance with the manner described in the Prospectus; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares, when issued and paid for as described in the Registration Statement, will be, validly issued, fully paid and non-assessable.

We have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the General Corporation Law of Nevada and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

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This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as Exhibit 5.1 and to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement, and any post-effective amendment to the Registration Statement, filed by the Company with the Commission. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ JMS Law Group, PLLC

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